Exhibit 1.1
Coca-Cola Bottling Co. Consolidated
7.00% Notes due 2019
Underwriting Agreement
New York, New York
April 2, 2009
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
As Representatives of the several Underwriters named in Schedule I

c/o	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
Ladies and Gentlemen:
     Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $110,000,000 principal amount of its 7.00% Senior Notes due 2019 (the “Securities”). The Securities are to be issued pursuant to an indenture (the “Indenture”) dated as of July 20, 1994, as supplemented and restated by a supplemental indenture dated March 3, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

     (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (No. 333-155635), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.
     (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

     (c) The Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (e) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (f) Since December 28, 2008, except as otherwise set forth in the Disclosure Package and the Final Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, prospects, earnings, business or properties of the Company and its subsidiaries, including Piedmont Coca-Cola Bottling Partnership (“Piedmont”), considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than regular quarterly dividends declared, paid or made in the ordinary course and consistent with past practices.
     (g) Each of the Company and its consolidated subsidiaries has been duly organized or incorporated and is validly existing as a partnership, corporation or limited liability company in good standing under the laws of its respective jurisdiction of organization, with full power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified or registered to do business as a foreign partnership, corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification or registration, except where the failure to so qualify or register would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined).
     (h) All of the issued and outstanding shares of capital stock, partnership interests, limited liability company interests or other ownership interests, as the case may be (collectively, the “Ownership Interests”), of each consolidated subsidiary have been duly and validly authorized and issued, and, with respect to each corporate subsidiary, are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all of the Ownership Interests of each of the consolidated subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
     (i) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus.
     (j) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.
     (k) This Agreement has been duly authorized, executed and delivered by the Company.
     (l) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization and execution thereof by the Trustee) constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; and the Securities have been duly authorized, and, when duly executed, authenticated, issued and delivered against payment therefor, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; and the Securities, when issued and delivered, will conform to the description thereof contained in the Disclosure Package and the Final Prospectus.
     (m) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (n) No consent, approval, authorization, prior filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.
     (o) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated will in any material respects conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.
     (p) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
     (q) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, prospects, earnings, business or properties of the Company and its subsidiaries, including Piedmont, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

     (s) Each of the Company and its subsidiaries owns or leases all material properties as are reasonably necessary to the conduct of its operations as presently conducted.
     (t) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default described in clauses (i), (ii) or (iii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (u) Except in any case in which the failure so to do would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.
     (v) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that in any such case referred to in this paragraph (v) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (w) Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably customary in the business in which it is engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage (considered in the aggregate) as and when such coverage expires or to obtain similar coverage (considered in the aggregate) from similar insurers as may be necessary to continue its business, except for all matters described in this paragraph as set forth in or contemplated in the Disclosure Package and the Final Prospectus and for other facts, events, circumstances and costs that would not reasonably be expected to have a Material Adverse Effect (exclusive of any amendment or supplement thereto).

     (x) No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) for restrictions imposed by applicable law, (ii) for restrictions that would not impair in any material respects the Company’s ability to perform its obligations under the Securities and (iii) as described in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (y) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (z) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, such failure to receive required permits, licenses or other approvals, or such liability would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (aa) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

     (bb) The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary in all material respects for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted.
     (cc) There is and has been no material failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (dd) The Company maintains a system of “internal control over financial reporting,” as defined in Rule 13a-15(f) of the Exchange Act. As of December 28, 2008, management of the Company assessed the effectiveness of the Company’s internal control over financial reporting based on the framework established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on such assessment, management of the Company determined that the Company’s internal control over financial reporting was effective as of December 28, 2008. There have been no changes in the Company’s internal control over financial reporting since such date that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (ee) The Company maintains “disclosure controls and procedures,” as defined in Rule 13a-15(e) under the Exchange Act. Management of the Company most recently performed an evaluation of the effectiveness of such disclosure controls and procedures as of the end of the fiscal year ended December 28, 2008. Based upon that evaluation, management of the Company concluded that the Company’s disclosure controls and procedures were effective for the purpose of providing reasonable assurance that the information required to be disclosed in the reports the Company files or submits under the Exchange Act (i) is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and (ii) is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosures. The Company is not aware of any reason why its disclosure controls and procedures are not effective as of the date hereof.
     (ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any relating or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (gg) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, to the knowledge of the Company, currently subject to any U.S. sanctions administered by OFAC.
     (ii) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.588% of the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto, with the terms of such Securities being as described in the Final Prospectus.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office of Mayer Brown LLP at 9:00 A.M., New York city time, on the third Business Day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package.
          5. Agreements. The Company agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule III hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
     (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the signed Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate (provided, however, that in connection therewith, the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction where it is not then so subject) and will maintain such qualifications in effect so long as required for the distribution of the Securities.
     (h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (i) Until the date immediately following the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or announce the offering of any debt securities issued or guaranteed by the Company (other than the Securities).
     (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any required blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v)  any required registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on the resale of any Securities by them, and any advertising costs connected with any offers they make.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have furnished to the Representatives the written opinion of K&L Gates LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriters, in the form attached hereto as Exhibit A.
     (c) The Representatives shall have received from Mayer Brown LLP , counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the

Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Change, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (e) The Representatives shall have received on the date hereof a letter, dated the date hereof, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Final Prospectus. On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants, a letter dated the Closing Date to the effect that they reaffirm the statements made in the letter specified in the first and second sentences of this paragraph (e).
     (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

     (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request in order to evidence or confirm the accuracy of the Company’s representations and warranties set forth herein, the performance by the Company of its obligations hereunder to be performed at or before the Closing Date, and the fulfillment of the conditions set forth herein.
          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Mayer Brown LLP, counsel for the Underwriters, at 71 South Wacker Drive, Chicago, Illinois 60606, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of one Underwriters’ counsel and one local counsel in each jurisdiction) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the

Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions and reallowances and (C) the paragraphs related to stabilization, syndicate covering transactions and penalty bids under the heading “Underwriting” in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below);

provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) that would otherwise be subject to indemnity pursuant to paragraph (a) or (b) above (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no such case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) there has been any Material Adverse Change, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or

(iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, and to Wachovia Capital Markets, LLC, Attention: Transaction Management Department (fax no.: (704) 383-9165) and confirmed to the Transaction Management Department, Wachovia Capital Markets, LLC, 301 S. College Street, Charlotte, NC 28288-0613; or, if sent to the Company, will be mailed, delivered or telecopied to the Company’s Treasurer (fax no.: 704.557.4451) and confirmed to it at Coca-Cola Corporate Center, 4100 Coca-Cola Plaza, Charlotte, NC 28211, attention of the Treasurer, with a copy sent to the Company’s counsel, K&L Gates LLP, at Hearst Tower, 214 N. Tryon Street, 47th Floor, Charlotte, NC 28202.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.
     “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Charlotte, North Carolina.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Act.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, COCA-COLA BOTTLING CO. CONSOLIDATED
By:	Clifford M. Deal III
	Name:	Clifford M. Deal III
	Title:	Vice President and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the date
first written above.
CITIGROUP GLOBAL MARKETS INC.

By:	Brian Bednarski Name: Brian Bednarski
Title: Managing Director

WACHOVIA CAPITAL MARKETS, LLC

By:	Carolyn C. Hurley Name: Carolyn C. Hurley
Title: Vice President
For themselves and the other several Underwriters, if any, named in Schedule I to the foregoing Agreement

SCHEDULE I

Principal Amount
of Securities to
Underwriters	be Purchased
Citigroup Global Markets Inc.	$44,000,000
Wachovia Capital Markets, LLC	22,000,000
SunTrust Robinson Humphrey, Inc.	13,750,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	13,750,000
Rabo Securities USA, Inc.	11,000,000
J.P. Morgan Securities Inc.	5,500,000

Total	$110,000,000

S-I-1

SCHEDULE II
Schedule of Free Writing Prospectuses included in the Disclosure Package
None

S-II-1

SCHEDULE III
Coca-Cola Bottling Co. Consolidated
$110,000,000 7.00% Notes due 2019
Pricing Term Sheet

Issuer:	Coca-Cola Bottling Co. Consolidated
Security:	7.00% Notes due 2019
Size:	$110,000,000
Maturity Date:	April 15, 2019
Coupon:	7.00%
Interest Payment Dates:	April 15 and October 15, commencing October 15, 2009
Price to Public:	98.238%
Benchmark Treasury:	UST 2.750% due February 15, 2019
Benchmark Treasury Yield:	2.752%
Spread to Benchmark Treasury:	+ 449.8 bps
Yield:	7.25%
Make-Whole Call:	T + 50 bps
Expected Settlement Date:	April 7, 2009
CUSIP:	191098 AJ 1
Anticipated Ratings:	Baa2 (Stable) by Moody’s Investors Service, Inc. BBB (Stable) by Standard & Poor’s Ratings Services
Joint Book-Running Manager:	Citigroup Global Markets Inc. Wachovia Capital Markets, LLC SunTrust Robinson Humphrey, Inc.
Co-Managers:	BB&T Capital Markets J.P. Morgan Securities Inc. Rabo Securities USA, Inc.
Use of Proceeds:	Coca-Cola Bottling Co. Consolidated will use the net proceeds to repay at maturity a portion of the $119.3 million aggregate principal amount outstanding of its 6.375% Debentures due May 1, 2009.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407, Wachovia Capital Markets, LLC toll free at 1-800-326-5897 or SunTrust Robinson Humphrey, Inc. toll free at 1-800-685-4786.

S-II-1

Exhibit A
Opinion of K&L Gates LLP
[LETTERHEAD OF K&L GATES LLP]
April 7, 2009
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
     As Representatives of the several Underwriters
     named in the Underwriting Agreement referred to herein
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
RE:      Coca-Cola Bottling Co. Consolidated
Ladies and Gentlemen:
     We have acted as counsel to Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of certain debt securities, designated as the Company’s 7.00% Senior Notes due 2019 (the “Securities”), in the aggregate principal amount of up to $110,000,000, pursuant to an Underwriting Agreement dated April 2, 2009 (the “Underwriting Agreement”) among the Company and Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, and SunTrust Robinson Humphrey, Inc., as representatives of the several Underwriters named therein (the “Underwriters”). The Securities are being issued under the terms of an Indenture dated as of July 20, 1994 between the Company and NationsBank of Georgia, National Association, as trustee, as supplemented and restated by a supplemental indenture dated March 3, 1995 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) (as so supplemented and restated, the “Indenture”). We are delivering this opinion letter to you at the Company’s request pursuant to Section 6(b) of the Underwriting Agreement.
     Capitalized terms used but not defined in this opinion letter have the meanings given to them in the Underwriting Agreement. References in this opinion letter to our knowledge or our attention mean the actual knowledge of facts by any of the lawyers currently with this firm who have given substantive attention to legal representation of the Company in matters relating directly to the Underwriting Agreement, the Final Prospectus and the Disclosure Package or who otherwise have primary responsibility for this firm’s representation of the Company.
     We are familiar with the Registration Statement on Form S-3 (No. 333-155635), which was filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2008 under the Securities Act of 1933 and the rules and regulations thereunder (the “1933 Act”), and which was declared effective by the Commission on December 18, 2008, with the Base

Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
     As Representatives of the several Underwriters
April 7, 2009

Prospectus, and with the prospectus supplement relating to the Securities and the offering thereof that was first filed pursuant to Rule 424(b) under the 1933 Act after the execution of the Underwriting Agreement. We are also familiar with the Disclosure Package, consisting of the Base Prospectus, the Preliminary Prospectus used most recently prior to the Execution Time, any Issuer Free Writing Prospectuses identified in Schedule II to the Underwriting Agreement, [and] the final term sheet prepared and filed in accordance with Section 5(d) of the Underwriting Agreement[, and any other Free Writing Prospectus that the parties to the Underwriting Agreement have expressly agreed to treat as part of the Disclosure Package and that, for purposes of this opinion letter, is identified on Schedule B hereto].
     In connection with rendering the opinions set forth below, we have examined the Registration Statement, the Final Prospectus, the Disclosure Package, the Underwriting Agreement, the Indenture, the Company’s Certificate of Incorporation and By-laws, resolutions adopted by the Executive Committee of the Company’s Board of Directors relating to the issuance and sale of the Securities, the certificate of incorporation and bylaws or other organizational documents of the Company, the subsidiaries of the Company listed on Schedule A hereto (the “Principal Subsidiaries”), including Piedmont Coca-Cola Bottling Partnership (“Piedmont”), and the corporate minute books, stock records or similar partnership or limited liability company records of the Principal Subsidiaries, and we have made such other investigation as we have deemed appropriate. We have examined and relied on certificates of and conversations with public officials and, as to certain matters of fact that are material to our opinions, we have also examined and relied on certificates of officers of the Company, copies of which have been furnished to you or your counsel, (the “Fact Certificates”) and certificates, opinions and other documents delivered by or on behalf of the Company pursuant to the Underwriting Agreement. We have not independently established any of the facts so relied on.
     We have also made the following assumptions: that each document submitted to us is accurate and complete; that each such document that is an original is authentic; that each such document that is a copy conforms to an authentic original; that all signatures (other than signatures on behalf of the Company) on each such document are genuine; that the corporate minute books and stock records, and similar partnership and limited liability company records, of the Company and its Principal Subsidiaries through the date hereof presented to us for our examination are true and complete records; the due authorization, execution and delivery of the Partnership Agreement (as defined below) by all parties other than the Company, Coca-Cola Bottling Co. Affiliated, Inc. and Coca-Cola Ventures, Inc.; that the Partnership Agreement remains in effect as of the date of this opinion without having been amended, supplemented, superseded, terminated or otherwise modified; that Piedmont has not been dissolved under the terms of the Partnership Agreement or otherwise, whether by agreement of the partners of Piedmont, the expressed will of any partner of Piedmont, the bankruptcy of Piedmont or any partner thereof, decree of a court of competent jurisdiction to such effect, or the removal or withdrawal of any partner of Piedmont or for any other reason; that no changes in the facts certified in the Fact Certificates have occurred or will occur after the dates of the Fact

Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
     As Representatives of the several Underwriters
April 7, 2009

Certificates; and that the terms of the Underwriting Agreement and the Indenture have not been modified, supplemented or qualified by any other agreements or understandings (written or oral) of the parties thereto (other than an officer’s certificate of the Company pursuant to Sections 102 and 301 of the Indenture establishing the terms of the Securities), or by any course of dealing or trade custom or usage, in any manner affecting the opinions expressed herein. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents examined by us (other than the Company, Coca-Cola Bottling Co. Affiliated, Inc. and Coca-Cola Ventures, Inc.) has the legal capacity and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.
     For purposes hereof, the “Partnership Agreement” shall mean that certain Partnership Agreement of Piedmont (formerly known as Carolina Coca-Cola Bottling Partnership) dated as of July 2, 1993, as amended by that certain First Amendment dated as of August 5, 1993, by that certain Second Amendment dated as of August 12, 1993, by that certain Master Amendment to Partnership Agreement, Management Agreement and Definition and Adjustment Agreement dated as of January 2, 2002, and by that certain Fourth Amendment to Partnership Agreement dated as of March 28, 2003.
     During the course of the preparation of the Registration Statement and the Final Prospectus, we participated in conferences with representatives of the Company, including certain of its executive, financial, and accounting officers, representatives of its independent public accountants, and representatives of the Underwriters, including your counsel, at which conferences the contents of the Registration Statement and the Final Prospectus and related matters were discussed. Between the time of effectiveness of the Registration Statement and the time of delivery of this opinion letter, we participated in further discussions with representatives of the Company and representatives of the Underwriters, including your counsel, regarding the contents of certain portions of the Registration Statement and the Final Prospectus and related matters, and reviewed certificates of certain officers of the Company, and a letter addressed to you from the Company’s independent public accountants. Other than as provided in paragraph 7 below, we have not independently verified any information, including financial, accounting, or statistical information, included or incorporated by reference in the Registration Statement or the Final Prospectus.
     The opinions expressed in this opinion letter are limited to the law of the State of New York and applicable federal securities laws of the United States, and, solely with respect to the opinions in numbered paragraphs 1 through 6 below, the General Corporation Law of the State of Delaware. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction, or the law of any county, municipality or other political subdivision or local governmental agency or authority. Furthermore, we express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer exercising customary professional diligence

Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
     As Representatives of the several Underwriters
April 7, 2009

would reasonably recognize as being directly applicable to the Company, the transactions contemplated by the Underwriting Agreement or the Indenture.
     Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:
     1. The Company is duly incorporated and validly exists as a corporation in good standing under the laws of the State of Delaware. The Company is authorized to transact business and is in good standing under the laws of the State of North Carolina. The Company has the corporate power to own, lease, and operate its properties, and conduct its business, as described in the Disclosure Package and the Final Prospectus.
     2. Each of the Principal Subsidiaries is duly incorporated or duly formed and validly exists as a corporation, partnership or limited liability company (as applicable) and, with respect to each Principal Subsidiary that is a corporation, is in good standing under the laws of the jurisdiction in which it is incorporated as set forth on Schedule A, and has the corporate, partnership or limited liability company (as applicable) power and authority to own, lease and operate its properties, and conduct its business, as described in the Disclosure Package and the Final Prospectus.
     3. All of the outstanding shares of capital stock, partnership interests, limited liability company interests or other ownership interests, as the case may be (collectively, the “Ownership Interests”), of each Principal Subsidiary have been duly and validly authorized and issued and, with respect to each Principal Subsidiary that is a corporation, are fully paid and non-assessable, and all outstanding Ownership Interests in the Principal Subsidiaries (other than Piedmont) and the 77.326% partnership interest in Piedmont are owned of record and, to our knowledge, beneficially by the Company either directly or through wholly-owned subsidiaries.
     4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     5. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors, general standards of commercial reasonableness, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity)); and the Indenture has been duly qualified under the Trust Indenture Act.
     6. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, will constitute the valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable

Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
     As Representatives of the several Underwriters
April 7, 2009

against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors, general standards of commercial reasonableness, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity)).
     7. The statements set forth under the heading “Description of the Notes” in the Disclosure Package and the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.
     8. To our knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Principal Subsidiaries, of a character required to be disclosed in the Registration Statement or the Final Prospectus which is not adequately disclosed as required.
     9. The execution and delivery by the Company of the Underwriting Agreement, and the performance by the Company of its obligations under the Underwriting Agreement and the Indenture (including the issuance and sale of the Securities to the Underwriters in accordance with the Indenture and the Underwriting Agreement) will not, as of the date hereof, require the Company to obtain any authorization, approval, consent or order of, or make any prior filing with, any court or governmental authority, other than as may be required under the 1933 Act and the regulations under the 1933 Act, which have been obtained or made as required, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters, as to which we express no opinion.
     10. The execution and delivery by the Company of the Underwriting Agreement, and the performance by the Company of its obligations under the Underwriting Agreement and the Indenture (including the issuance and sale of the Securities to the Underwriters in accordance with the Indenture and the Underwriting Agreement) will not, as of the date hereof, (a) violate the Company’s Certificate of Incorporation or By-laws, the General Corporation Law of the State of Delaware or any applicable statute, rule, or regulation of the United States or the State of New York, or any existing obligation of the Company or any of the Principal Subsidiaries under the express terms of any court order which, to our knowledge without investigation, names the Company or any of the Principal Subsidiaries and is specifically directed to it or its property, or (b) breach or constitute a default under the express terms of any agreement or instrument listed as an exhibit to the Registration Statement, to the Company’s most recent Annual Report on Form 10-K or to any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company since the time of filing of its most recent Annual Report on Form 10-K.
     11. The Company is not, and solely as a result of the issuance and sale of the Securities and the application of the net proceeds therefrom as described in the Disclosure Package and the

Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
     As Representatives of the several Underwriters
April 7, 2009

Final Prospectus will not be, required to register as an “investment company” under the Investment Company Act of 1940.
     12. The Registration Statement has become effective under the 1933 Act. Any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b). To our knowledge, based solely on a telephone conversation with a member of the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission.
     13. The Registration Statement and the Final Prospectus, as of their respective effective or issue dates (other than the financial statements and related notes and schedules and other financial, accounting, and statistical information included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules regulations of the Commission thereunder and the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder.
     14. The Company’s Annual Report on Form 10-K for its fiscal year 2008 (the “2008 Form 10-K”) and the documents that the Company has filed with the Commission after the filing of the 2008 Form 10-K that are incorporated by reference in the Final Prospectus (other than the financial statements and other financial information contained therein as to which we express no opinion), at the respective times at which such documents were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder.
     The opinions expressed above are subject to the following qualifications, exceptions and limitations in addition to those set forth above:
          (a) Provisions of the Indenture and the Securities purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees.
          (b) We express no opinion as to any provisions of the Indenture and the Securities (i) purporting to release, exculpate or indemnify a party as to such party’s liability for its own acts or omissions, to the extent such acts or omissions involve such party’s negligence, recklessness, willful misconduct or unlawful conduct; (ii) relating to indemnity and contribution for liabilities under federal or state securities laws; (iii) relating to choice of law ; (iv) purporting to allow any party to unreasonably interfere in the conduct of the business of another party; (v) the effect of which is governed by the law of a jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware, or the applicable federal securities laws of the United States; (vi) purporting to require any party to pay any amounts due to another party without a reasonable accounting of the sums purported to be due; (vii) purporting to prohibit the

Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
     As Representatives of the several Underwriters
April 7, 2009

assignment of rights that may be assigned pursuant to applicable law regardless of an agreement not to assign such rights; (viii) purporting to require that amendments to any agreement be in writing; (ix) relating to powers of attorney, severability or set-off; (x) purporting to restrict access exclusively to any particular courts; or (xi) providing that decisions by a party are conclusive or may be made in its sole discretion.
          (c) In rendering our opinions that the Company and the Principal Subsidiaries (other than Piedmont) are “duly incorporated,” “duly formed,” “exist” and are in “good standing,” we have relied upon certificates regarding the Company and the Principal Subsidiaries from (i) in the case of the Principal Subsidiaries other than Piedmont and BYB Brands, Inc., the Delaware Secretary of State, and (ii) in the case of BYB Brands, Inc., the North Carolina Secretary of State, in each case dated March 30, 2009. Further, in our rendering our opinion that the Company is “authorized to transact business” and is in “good standing” under the laws of the State of North Carolina, we have relied upon a certificate regarding the Company from the North Carolina Secretary of State dated April ___, 2009.
     We are not opining as to factual matters, and the character of determinations involved in the registration process is such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the information included in the Registration Statement, the Disclosure Package and the Final Prospectus. Other than as provided in paragraph number 7 above, we are not opining on the correctness and completeness of the information included in the Registration Statement, the Disclosure Package and the Final Prospectus, and we have made no independent investigation or verification of that information. We can advise you, however, subject to the following paragraph, that on the basis of our review of the Registration Statement, the Disclosure Package and the Final Prospectus and our participation in their preparation, nothing has come to our attention that causes us to believe (i) that the Registration Statement, at its Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Disclosure Package, at the Execution Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) that the Final Prospectus, as of its date or at the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     We express no opinion with respect to, and the preceding paragraph does not address, the financial statements and related notes and schedules, and other financial, accounting, and statistical information, included in, incorporated by reference in, or omitted from the Registration Statement or the Final Prospectus, or assessments of or reports on the effectiveness of internal control over financial reporting contained therein. We also express no opinion with respect to any matter relating to compliance with financial covenants or financial requirements.

Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
     As Representatives of the several Underwriters
April 7, 2009

     We are furnishing this opinion letter to you solely in connection with the issuance and sale of the Securities. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.
     The foregoing opinions are rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.
Yours truly,
K&L GATES LLP

SCHEDULE A
Principal Subsidiaries

Jurisdiction of
Incorporation or
Name	Type of Entity	Organization
Coca-Cola Ventures, Inc.	Corporation	Delaware
Piedmont Coca-Cola Bottling Partnership	General partnership	Delaware
CCBCC Operations, LLC	Limited liability company	Delaware
BYB Brands, Inc.	Corporation	North Carolina

Ex. A-1